UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 6, 2025

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2025, VerifyMe, Inc. (the "Company") entered into a Sales Agreement (the "Agreement") with Roth Capital Partners, LLC ("Roth"), as sales agent, pursuant to which the Company may offer and sell, from time to time through Roth, shares of the Company's common stock, par value $0.001, having an aggregate offering price of up to $15,803,511 (the "Offering"). The issuance and sale of shares in the Offering, if any, by the Company under the Agreement will be pursuant to a prospectus supplement, dated March 6, 2025, and an accompanying base prospectus, dated February 3, 2025, contained therein, which together form a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-284562) filed with the Securities and Exchange Commission (the "SEC") on January 28, 2025 (the "Registration Statement") and declared effective by the SEC on February 3, 2025. No sales may occur pursuant to the Offering until all closing deliverables have been received by Roth as set forth in the Agreement.

The Company has agreed to pay Roth a commission for its services in acting as agent in the Offering in the amount of 3.0% of gross proceeds from the sale of the shares pursuant to the Agreement and will reimburse Roth for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Agreement in an amount not to exceed $50,000 in the aggregate in addition to $5,000 per quarter in connection with the filing of the Company’s quarterly reports on Form 10-Q and Form 10-K. The Company has also agreed to provide Roth with customary indemnification and contribution rights.

Subject to the terms and conditions of the Agreement, Roth will use its commercially reasonable efforts to sell the shares from time to time, based upon the Company's instructions, by methods deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company or Roth may suspend or terminate the Offering upon notice to the other party and subject to other conditions.

The Company is not obligated to make any sales of common stock under the Agreement. The Offering of shares of common stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The opinion of Harter Secrest & Emery LLP, the Company's legal counsel, regarding the validity of the shares of common stock to be offered and sold under the Agreement is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 2.02	Results of Operations and Financial Condition.

On March 6, 2025, the Company issued a press release announcing its financial results for its three months and year ended December 31, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 7.01	Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated herein by reference. Also on March 6, 2025, the Company posted slides to the Investor section of its website that will accompany the Company’s earnings conference call and webcast at 11:00 a.m. Eastern Time on March 6, 2025. The slides are attached to this Form 8-K as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated as of March 6, 2025, between VerifyMe, Inc. and Roth Capital Partners, LLC.
5.1	Opinion of Harter Secrest & Emery LLP.
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).
99.1	VerifyMe, Inc. Press Release dated March 6, 2025.
99.2	Slides for the March 6, 2025, Earnings Conference Call and Webcast.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: March 6, 2025	/s/ Adam Stedham
	Name:	Adam Stedham
	Title:	Chief Executive Officer and President